Exhibit 23(h)(viii) under Form N-1A

                                            Exhibit 10 under Item 601/Reg. S-K



                                  EXHIBIT A

                                      To

        the FINANCIAL ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

                                    among

  THE HUNTINGTON NATIONAL BANK, THE HUNTINGTON FUNDS AND HUNTINGTON VA FUNDS

                            Dated December 1, 2001



                         Amended As of August 1, 2002



                       Huntington Dividend Capture Fund

                   Huntington Fixed Income Securities Fund

                    Huntington Florida Tax-Free Money Fund

                            Huntington Growth Fund

                        Huntington Income Equity Fund

                Huntington Intermediate Government Income Fund

                     Huntington International Equity Fund

                      Huntington Michigan Tax-Free Fund

                       Huntington Mid-Corp America Fund

                         Huntington Money Market Fund

                     Huntington Mortgage Securities Fund

                         Huntington New Economy Fund

                 Huntington Ohio Municipal Money Market Fund

                        Huntington Ohio Tax-Free Fund

                        Huntington Rotating Index Fund

          Huntington Short-Intermediate Fixed Income Securities Fund

I.                        Huntington Situs Small Cap Fund

                  Huntington U.S. Treasury Money Market Fund

                          Huntington VA Growth Fund

                       Huntington VA Income Equity Fund

                     Huntington VA Dividend Capture Fund

                   Huntington VA International Equity Fund

                     Huntington VA Mid Corp America Fund

                        Huntington VA New Economy Fund

                      Huntington VA Rotating Index Fund




For the services provided pursuant to this Agreement, the Funds agree to pay and Huntington agrees to accept as full compensation for its services rendered hereunder 4.25 basis points on average daily net assets of the Funds, subject to a minimum annual fee of $9,000 for each additional class of Shares of any Porfolio with more than one class of shares.